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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Heritage Bancorp. Inc. on Form S-1 of our report dated November 7, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Heritage Federal Savings & Loan Association Statements of Income," "Legal and Tax Opinions" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Greenville, South Carolina
December 10, 1997